Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of EIP Investment Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of EIP Investment Trust for the period ended October 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the EIP Investment Trust for the stated period.

/s/ James Murchie James Murchie Principal Executive Officer/President	/s/ Bruno Dos Santos Bruno Dos Santos Treasurer and Chief Financial and Accounting Officer

Dated: December 22, 2022	Dated: December 22, 2022

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by EIP Investment Trust for purposes of Section 18 of the Securities Exchange Act of 1934.